Exhibit 10.1
FORM OF
PARTICIPANT AGREEMENT
This Participant Agreement (the “Agreement”), dated as of [  ], 2025, is entered into by and among [            ] (the “Authorized Participant”), the VanEck Solana ETF (the “Trust”), and VanEck Digital Assets, LLC, a Delaware limited liability company, as sponsor of the Trust (the “Sponsor”) and is subject to acceptance by State Street Bank and Trust Company, as Transfer Agent of the Trust (the “Transfer Agent”).
SUMMARY
As provided in the Trust’s Second Amended and Restated Declaration of Trust (the “Trust Agreement”) as currently in effect and described in the Registration Statement (defined below), units of fractional undivided beneficial interest in and ownership of the Trust (the “Shares”) may be created or redeemed in aggregations (each aggregation, a “Basket”) as specified in the Registration Statement only in transactions with an authorized participant who, at the time of the transaction, shall have signed and entered into an effective Agreement with the Trust. Baskets are offered only pursuant to the registration statement of the Trust on Form S-1, as amended (Registration No. 333-255888), as declared effective by the Securities and Exchange Commission (“SEC”) and as the same may be amended from time to time thereafter or any successor registration statement in respect of Shares of the Trust (the “Registration Statement”) filed with the SEC under the Securities Act of 1933, as amended (the “1933 Act”), as amended from time to time. Under the Trust Agreement, the Sponsor is authorized to issue Baskets to, and redeem Baskets from, authorized participants, only through the facilities of The Depository Trust Company (“DTC” or the “Depository”), or a successor depository, and only in exchange for Solana (SOL) or cash or Shares, as appropriate. This Agreement, including Exhibit C hereto, sets forth the specific procedures by which the Authorized Participant may create or redeem Baskets.
Capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to such terms in the Trust Agreement. To the extent there is a conflict between any provision of this Agreement and the provisions of the Trust Agreement, the provisions of the Trust Agreement shall control. To the extent there is a conflict between any provision of this Agreement and the provisions of the Registration Statement, the Registration Statement shall control.
Nothing in this Agreement shall obligate the Authorized Participant to create or redeem one or more Baskets of Shares or to sell or offer to sell Shares.

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To give effect to the foregoing premises and in consideration of the mutual covenants and agreements set forth below, the parties hereto agree as follows:
Section 1.    Order Placement. To place orders to create or redeem one or more Baskets, the Authorized Participant must follow the procedures for creation and redemption referred to in Section 3 of this Agreement and the procedures described in Exhibit C hereto (the “Procedures”), as each may be amended, modified or supplemented from time to time with notice to the Authorized Participant.
Section 2.    Status of Authorized Participant. The Authorized Participant, on behalf of itself or its Designee (as defined below, but only as expressly set out below), represents and warrants and covenants the following:
(a)    The Authorized Participant is a participant of DTC (as such a participant, a “DTC Participant”). If the Authorized Participant ceases to be a DTC Participant, the Authorized Participant shall give prompt notice to the Sponsor and the Transfer Agent of such event, and this Agreement shall terminate immediately as of the date the Authorized Participant ceased to be a DTC Participant.
(b)    Unless Section 2(d) applies, the Authorized Participant either (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), or (ii) is exempt from being, or otherwise is not required to be, licensed as a broker-dealer or a member of FINRA, and in either case is qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. The Authorized Participant shall maintain any such registrations, qualifications and membership in good standing, or, if applicable, exempt status, in full force and effect throughout the term of this Agreement. The Authorized Participant shall comply with all applicable United States federal laws and all applicable rules of the SEC, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with FINRA’s Constitution and By-Laws and the Conduct Rules of FINRA (the “FINRA Conduct Rules”), if it is a FINRA member, and shall not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold. A “Liquidity Provider,” where applicable, shall mean a third party selected by the Sponsor who (1) is not the Authorized Participant and (2) will not be acting as an agent, nor at the direction, of the Authorized Participant with respect to the delivery of SOL to the Trust or receipt of SOL from the Trust. A “Designee,” where applicable, shall mean a person or entity designated by the Authorized Participant to deliver and/or receive SOL on behalf of the Authorized Participant. The Authorized Participant shall ensure that any delivery by a Designee on behalf of the Authorized Participant complies with all applicable laws and regulations. Further, the Authorized Participant shall be fully responsible for the acts or omissions of its Designee(s).
(c)    The Authorized Participant understands and acknowledges that the proposed method by which Baskets will be created and traded may raise certain issues under applicable

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securities laws. For example, because new Shares can be created and issued on an ongoing basis, depending upon the facts and circumstances, at any point during the life of the Trust, a “distribution,” as such term is defined in Regulation M promulgated under the 1934 Act, may be occurring. The Authorized Participant is cautioned that, depending on the circumstances and under certain possible interpretations of applicable law, some of its activities may be deemed participation in a distribution in a manner that would render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Authorized Participant should review the “Plan of Distribution” section of the Registration Statement and consult with its own counsel in connection with entering into this Agreement and submitting an order for the creation of Basket(s) on a Creation/Redemption Order Form (as defined below).
(d)    If the Authorized Participant is offering or selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified or a member of FINRA as set forth in Section 2(b) above, the Authorized Participant shall (i) observe the applicable laws of the jurisdiction in which such offer and/or sale is made, (ii) comply with the full disclosure requirements of the 1933 Act, and the regulations promulgated thereunder, and (iii) conduct its business in accordance with the spirit of the FINRA Conduct Rules.
(e)     The Authorized Participant or its Designee maintains a secure wallet or wallets from a reputable SOL wallet software provider, as agreed to by the parties hereto, or through a licensed third party custodian or virtual currency trading platform, for the SOL being transferred. If there is any change in the foregoing, the Authorized Participant shall give prompt notice to the Sponsor of such event.
(f)    The anti-money laundering program (“AML Program”) of each of the Authorized Participant and its Designee is maintained in compliance with all applicable federal laws, rules and regulations, including the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended (“USA Patriot Act”), U.S. Bank Secrecy Act, as amended (“BSA”), the U.S. Money Laundering Control Act of 1986, as amended, and applicable rules and regulations promulgated by the SEC, FINRA, and the U.S. Treasury Financial Crimes Enforcement Network (“FinCEN”) in connection therewith (together, “AML Laws”), and that its AML Program, at a minimum, (i) complies with applicable law, (ii) designates a compliance officer to administer and oversee the AML Program, (iii) provides ongoing employee training, (iv) includes an independent audit function to test the effectiveness of the AML Program, (v) establishes internal policies, procedures, and controls that are tailored to its particular business, (vi) includes a customer identification program consistent with the rules under Section 326 of the USA Patriot Act, and procedures for verifying the beneficial ownership of legal entity customers, (vii) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (viii) provides for screening all new and existing customers and counterparties against suspicious activity reports, (ix) provides for screening all new and existing customers and counterparties against the United States

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Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) list, including any SOL addresses listed therein, and any other government list that is or becomes required under the USA Patriot Act, and (xi) complies with applicable recordkeeping and record retention requirements, and allows for appropriate regulators to examine its anti-money laundering books and records.
(g)    The Authorized Participant and its Designee has formed a reasonable belief as to the identities of and has conducted all necessary due diligence with respect to its customers and any counterparties from whom it obtained the SOL and/or cash being transferred.
(h)    The Authorized Participant and its Designee do not know or have any reason to suspect, based on reasonable inquiry, that any part of the SOL and/or cash being transferred was derived from, or associated with, unlawful or criminal activities. None of the Authorized Participant, Designee and their respective owners and controllers, are (a) the target of any economic, financial or trade sanctions or embargoes, export controls or other restrictive measures imposed by, or on any list of prohibited individuals or entities enacted or promulgated by, the United States of America (including those administered by OFAC), the European Union, any member state of the European Union, the United Kingdom or the United Nations (the “Sanctions”), or (b) located, organized or resident in a country or territory with which dealings are broadly restricted, embargoed or prohibited by any Sanctions (as of the date hereof, Crimea, Cuba, Iran, North Korea and Syria, and certain other territories) (any such country, territory, entity or individual described in this subsection (i), a “Sanctioned Party”).
(i)    The Authorized Participant and its Designee do not know or have any reason to suspect that (a) any part of the SOL and/or cash it is transferring (if applicable) is or will be derived from, held for the benefit of, or related in any way to transactions with or on behalf of, any Sanctioned Party, and (b) any Sanctioned Party has or will have any legal or beneficial interest in the Authorized Participant or such SOL and/or cash. The Authorized Participant and its Designee are in material compliance, and has instituted reasonable policies and procedures to comply, with Sanctions laws and regulations and prevent transactions with Sanctioned Parties.
(j)    The Authorized Participant hereby represents, covenants and warrants that it has all requisite authority, whether arising under applicable federal or state law, the rules and regulations of any self-regulatory organization to which it is subject, or its certificate of incorporation, formation or limited liability company operating agreement or other organizational document, as the case may be, to enter into this Agreement and to discharge the duties and obligations apportioned to it in accordance with the terms hereof.
(k)    The Authorized Participant hereby represents, covenants and warrants that there are no actions, grievances, proceedings (including, without limitation, arbitration proceedings), orders, investigations, inquiries or claims pending, or to the Authorized Participant’s knowledge, threatened against or affecting it or any employee (in his or her capacity as such), that would affect the Authorized Participant’s ability to fulfill its obligations hereunder.

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(l)    The Authorized Participant or its Designee, as applicable, does conduct and intends to continue to conduct its business in material compliance with all applicable laws and regulations, and has obtained all regulatory licenses, approvals, authorizations and consents necessary to carry on its business as now conducted, including, without limitation, any money transmitter license or license to engage in virtual currency business activity that it is required to obtain under any state laws to which the Authorized Participant is subject, if any.
(m)    The Authorized Participant and/or its Designee owns all SOL and cash being transferred by it free and clear of any and all liens, claims, security interests and encumbrances of any kind, it has all rights, title and interest in and to such SOL and cash, and it has the power to transfer such SOL and cash to the Trust. For the avoidance of doubt, the term “cash” when used throughout this agreement shall mean U.S. dollars.
Section 3.    Orders. (a) All orders to create or redeem Baskets shall be made in accordance with the terms of the Trust Agreement, this Agreement, the Registration Statement and the Procedures. Each party shall comply with such foregoing terms and procedures to the extent applicable to it. The Authorized Participant hereby consents to the use of recorded telephone lines whether or not such use is reflected in the Procedures and the Authorized Participant may reasonably request that it be provided with copies or transcripts of such recordings. The Sponsor and the Transfer Agent may issue additional or other procedures from time to time relating to the manner of creating or redeeming Baskets which are not related to the Procedures, and the Authorized Participant shall comply with such procedures of which it has reasonable prior notice in accordance with this Agreement. Any notice of additional or other procedures relating to the manner of creating or redeeming Baskets shall be provided simultaneously to all authorized participants. Revised procedures shall not apply retroactively to orders submitted prior to such change in procedure, unless otherwise required by applicable law.
(b)    The Authorized Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether such party is a customer or otherwise) that each order to create or redeem a Basket (an “Order”) may not be revoked by the Authorized Participant after its delivery to and acceptance by the Sponsor. Notwithstanding the foregoing, the Sponsor and the Transfer Agent on behalf of the Trust each agrees to undertake commercially reasonable efforts to accommodate requests by the Authorized Participant to cancel any Purchase Order or Redemption Order before the Order Cut-Off Time. In the event that the Sponsor and/or Transfer Agent cancels a Purchase Order or Redemption Order at the Authorized Participant’s request, the Authorized Participant agrees to bear reasonable exchange or processing fees, if applicable. A form of Creation/Redemption Order Form is attached hereto as Exhibit B (a “Creation/Redemption Order Form”).
(c)    The Sponsor shall have the absolute right, but shall have no obligation, to reject any Creation/Redemption Order Form, and the associated Order, (i) it determines not to be in

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proper form; (ii) the acceptance or receipt of which could, in the opinion of counsel to the Sponsor, be unlawful; or (iii) if the Sponsor, in its sole discretion, believes it is impracticable, not reasonably feasible, or not in the best interest of the Trust or its Shareholders to process Baskets. The Sponsor shall reject a Creation/Redemption Order Form if it believes that such order would have adverse tax consequences to the Trust or its shareholders. The Sponsor shall notify the Authorized Participant prior to such rejection of its intention to reject such Purchase Order or Redemption Order and (to the extent it is permitted to do so), the reason for such rejection, and in the event that the rejection was due to the Purchase Order or Redemption Order not being in proper form, to the extent possible, provide the Authorized Participant an opportunity to place the Purchase Order or Redemption Order in proper form prior to rejection. Neither the Sponsor nor the Transfer Agent shall be liable to any person by reason of the rejection of any Creation/Redemption Order Form or Creation Basket Capital Contribution. Notwithstanding the foregoing, the Sponsor will promptly cause to be returned to the Authorized Participant upon rejection of a Purchase Order or Redemption Order all consideration, including cash tendered by the Authorized Participant, including any transaction fees, in respect of such rejected Purchase Order.
(d)    The Sponsor shall reject any Redemption Order whereby the fulfillment of which counsel to the Sponsor advises in writing would be illegal under applicable laws and regulations, in which case the Sponsor or the Transfer Agent shall notify the Authorized Participant of such rejection as set forth in Section 3(c) above. Neither the Sponsor nor the Transfer Agent shall have liability to any person for the rejection of a Redemption Order in such circumstances, except for the return to the Authorized Participant all consideration tendered by the Authorized Participant in respect of such rejected Redemption Order as set forth in Section 3(c) above.
(e)    The Sponsor may, in its discretion, suspend the right of redemption, or postpone the applicable Redemption Settlement Time, (i) for any period during which the Cboe BZX Exchange, Inc. or any exchange on which the Trust’s assets are regularly traded is closed other than for customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which a Force Majeure Event exists as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable; (iii) for such other period as the Sponsor determines in good faith to be necessary for the protection of the Beneficial Owners; or (iv) as otherwise provided herein, in the Registration Statement or in the Trust Agreement. The Sponsor shall promptly notify the Authorized Participant of any action taken pursuant to this Section 3(e). The Sponsor and the Transfer Agent shall not be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.
(f)    Without limiting any other provisions herein, in the event the Sponsor intends to prevent or prohibit creations or redemptions, it will do so by a disclosure made to all authorized participants simultaneously.
Section 4.    Fees. In connection with each Order by an Authorized Participant to create or redeem one or more Baskets, the Authorized Participant agrees to pay the Transaction Fee prescribed in the Trust Agreement and/or the Registration Statement (as applicable) with

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respect to such creation or redemption prior to the delivery of Shares by the Trust to the Authorized Participant (in a creation) or the delivery of SOL and/or cash by the Trust to the Authorized Participant (in a redemption). The Transaction Fee may be adjusted from time to time as set forth in the Trust Agreement and/or the Registration Statement (as applicable) provided, however, that the Authorized Participant shall be notified of any change in the Transaction Fee in advance of any such change. As described in the Procedures, the Authorized Participant agrees to pay an additional processing charge if the Authorized Participant fails to timely deliver the Baskets. The Sponsor agrees that no change to the Transaction Fee shall be applied to orders placed by the Authorized Participant unless the Authorized Participant has had advance notice of the change to the Transaction Fee (at least as soon as notice has been provided to any other authorized participant) or the change to the Transaction Fee has been disclosed in the prospectus. In no event will any change to the Transaction Fee be applied retroactively.
Section 5.    Authorized Persons. Concurrently with the execution of this Agreement and from time to time thereafter, the Authorized Participant shall deliver to the Sponsor and the Transfer Agent, duly certified as appropriate by its secretary or other duly authorized person, a certificate in the form of Exhibit A setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or by any other notice, request or instruction given on behalf of the Authorized Participant (each, an “Authorized Person”). The Sponsor and the Transfer Agent may accept and rely upon such certificate as conclusive evidence of the facts set forth therein and shall consider such certificate to be in full force and effect until the Sponsor and the Transfer Agent receive a superseding certificate bearing a subsequent date. Upon the termination or revocation of authority of any Authorized Person by the Authorized Participant, the Authorized Participant shall give prompt written notice of such fact to the Sponsor and the Transfer Agent and such notice shall be effective upon receipt by Sponsor and the Transfer Agent. The Transfer Agent shall issue to each Authorized Person a unique personal identification number (the “PIN Number”) by which such Authorized Person shall be identified and by which instructions issued by the Authorized Participant to the Transfer Agent and/or the Sponsor, as applicable, hereunder shall be authenticated. The PIN Number shall be kept confidential by the Authorized Participant and shall only be provided to the Authorized Person and the Transfer Agent. If, after issuance, the Authorized Person’s PIN Number is changed, the new PIN Number shall become effective on a date mutually agreed upon by the Authorized Participant and the Transfer Agent. If for some reason, the Authorized Participant’s PIN Number is compromised, the Authorized Participant must contact the Transfer Agent promptly in order for a new one to be issued.
Section 6.    Redemption. The Authorized Participant represents and warrants, as of the close of business on any business day, that it shall not obtain an Order Number (as described in the Procedures) from the Transfer Agent for the purpose of redeeming a Basket unless (i) it or its customer, as the case may be, owns (within the meaning of Rule 200 of Regulation SHO) or

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has a reasonable basis to believe that it can acquire the Basket of Shares for delivery to the Transfer Agent on or prior to the redemption settlement date or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption, and (ii) if such Baskets submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement or any other arrangement, there are no restrictions which would preclude the delivery of such Baskets to the Transfer Agent on the redemption settlement date.
Section 7.    Role of Authorized Participant. (a) The Authorized Participant acknowledges that, for all purposes of this Agreement and the Trust Agreement, the Authorized Participant shall be deemed to be an independent contractor and shall have no authority to act as agent for the Trust, the Sponsor or the Transfer Agent in any matter or in any respect.
(b)    The Authorized Participant will make commercially reasonable efforts to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Sponsor or their designees concerning the performance of the Authorized Participant’s responsibilities under this Agreement.
(c)    With respect to any creation or redemption transaction made by the Authorized Participant pursuant to this Agreement for the benefit of any customer or any other DTC Participant or Indirect Participant, or any other Beneficial Owner, the Authorized Participant shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Trust Agreement.
(d)    Upon reasonable request by the Sponsor, the Authorized Participant will, subject to any limitations, privacy obligations or other obligations arising under federal or state laws or other obligations it may have to its customers, provide the Sponsor written notice indicating the number of Shares that the Authorized Participant may hold as record holder and the number of such Shares that it holds for the benefit of other broker-dealers that clear and settle transactions in Shares through the Authorized Participant, in each case as of the date of such request, with respect to the Trust. In addition, the Authorized Participant agrees, upon request of the Sponsor, and subject to applicable laws, rules and regulations, to transmit to its account holders who are Beneficial Owners of Shares, such written materials received from the Sponsor (including notices, annual reports, disclosure or other informational or tax materials and any amendments or supplements thereto and other communications) as may be required to be transmitted to Beneficial Owners pursuant to the Trust Agreement or applicable law, provided that the expenses associated with such transmissions shall be borne by the Sponsor in accordance with usual custom and practice in respect of such communications. The Sponsor agrees that the names, addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant and the Sponsor, the Trust or any of their respective affiliates shall not use such names, addresses or other information for any purpose except to the extent strictly necessary to comply with applicable law and regulation. Notwithstanding the foregoing, such names, addresses or other information shall not be deemed

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to be the sole property of the Authorized Participant if it is obtained by the Sponsor or the Trust (i) from a source not known by it to be under any obligation of confidentiality to the Authorized Participant, (ii) which was, is or hereafter becomes part of the public domain without any violation of this Agreement on the part of the Trust or the Sponsor, (iii) the names and address and other information are that of Shareholders of the Trust and were independently compiled as a result thereof.
Section 8.    Indemnification.
(a)    The Authorized Participant hereby indemnifies and holds harmless the Trust, the Trustee, the Sponsor, the Transfer Agent, the Trust’s Cash Custodian and SOL Custodian and their respective direct or indirect affiliates (as defined below) and their respective directors, trustees, Sponsors, partners, members, managers, officers, employees and agents (each, an “AP Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable costs of investigation) incurred by such AP Indemnified Party as a result of or in connection with: (i) any material breach by the Authorized Participant of any provisions of this Agreement, including its representations, warranties and covenants (and where applicable the representations, warranties and covenants the Authorized Participant has made on behalf of its Designee); (ii) any failure on the part of the Authorized Participant or its Designee to perform any of its obligations set forth in this Agreement; (iii) any failure by the Authorized Participant or its Designee to comply with applicable laws and the rules and regulations of self-regulatory organizations, to the extent relating to its role as an authorized participant hereunder, except the Authorized Participant shall not be required to indemnify an AP Indemnified Party to the extent that such failure was caused by the Authorized Participant’s reasonable reliance on instructions given or representations made by one or more AP Indemnified Parties that provided such instructions or representations and the Authorized Participant did not know that such reliance would cause it not to be in compliance with such applicable laws; (iv) any actions of such AP Indemnified Party in reliance upon any instructions issued in accordance with the Procedures reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant, except to the extent that such instructions were provided by a person whom the Authorized Participant duly informed the Transfer Agent and the Sponsor was no longer an Authorized Person prior to the time of such instructions; or (v) (A) any representation by the Authorized Participant, its employees or its agents or other representatives about the Shares, any AP Indemnified Party or the Trust that is not consistent with the Trust’s Registration Statement made in connection with the offer or the solicitation of an offer to buy or sell Shares and (B) any untrue statement or alleged untrue statement of a material fact contained in any research reports, marketing material and sales literature described in Section 12(b) hereof or any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares, any AP Indemnified Party or the Trust, unless, in either case, such representation, statement or omission was made or included by the Sponsor or the Trust in materials furnished by the Sponsor or the Trust to the Authorized Participant, or, was made or included by the Authorized Participant at the written direction of the Sponsor or the Trust or is based upon any omission or alleged omission by the Sponsor to state a material fact in connection with such representation, statement or omission necessary to make

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such representation, statement or omission not misleading. The Authorized Participant shall not have any obligation to indemnify the AP Indemnified Party for any damages to the extent arising out of mistakes or errors in data provided to the Authorized Participant by an AP Indemnified Party, mistakes or errors by, or out of interruptions or delays of communications with the AP Indemnified Parties who are service providers to the Trust, or extreme weather, a Force Majeure Event or other similar event outside the control of the Authorized Participant. The Authorized Participant shall not be liable under the indemnity contained in this Section with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability that it may have to any AP Indemnified Party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section and shall only release it from such liability under this Section to the extent it has been materially prejudiced by such failure to receive notice.
(b)    The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each, a “Sponsor Indemnified Party”) from and against any losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and the reasonable cost of investigation) incurred by such Sponsor Indemnified Party as a result of (i) any material breach by the Sponsor of any provision of this Agreement that relates to the Sponsor including a breach of any representation, warranty, covenant or agreement herein; (ii) any representations provided by the Sponsor herein relating to this Agreement, the Registration Statement, the prospectus or the issuance or distribution of Shares that is false or misleading in any material respect or omits material information necessary to make the statement contained therein complete; (iii) any failure on the part of the Sponsor to perform any obligation of the Sponsor set forth in this Agreement; (iv) any failure by the Sponsor to comply with applicable laws in connection with this Agreement and the offer, sale, creation, redemption and marketing of the Shares, including rules and regulations of self-regulatory organizations; (v) actions of such Sponsor Indemnified Party taken in reasonable reliance upon any instructions issued or representations reasonably believed by the Sponsor Indemnified Party to be genuine and to have been given by or on behalf of the Sponsor; (vi) any (1) representation by the Sponsor, its employees or its agents or other representatives about the Trust, the Shares or any affiliated person of Trust that is not consistent with the Trust’s then-current Registration Statement made in connection with the offer or the solicitation of an offer to buy or sell Shares or applicable prospectus, and (2) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally declared effective by the SEC or in any amendment thereof or applicable prospectus, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (vii) any untrue statement or alleged untrue statement of a material fact, or omission or alleged omission of a material fact, made in any Marketing Materials prepared by or

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for the Sponsor or Trust and/or furnished to the Authorized Participant by the Sponsor or the Trust or any agent on behalf of the Sponsor or the Trust, or any disclosure provided by the Sponsor to the Authorized Participant for inclusion in Marketing Materials prepared by the Authorized Participant.
(c)    This Section 8 shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of or in connection with any gross negligence, bad faith or willful misconduct on the part of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be. The term “affiliate” in this Section 8 shall include, with respect to any person, entity or organization, any other person, entity or organization which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, entity or organization.
(d)    The indemnity agreements contained in this Section 8 shall remain in full force and effect regardless of any investigation made by or on behalf of the Authorized Participant, its partners, stockholders, members, directors, officers, employees or any person (including each partner, stockholder, member, director, officer or employee of such person) who controls the Authorized Participant within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Sponsor, its partners, stockholders, members, managers, directors, officers, employees or any person who controls the Sponsor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and shall survive any termination of this Agreement. The Sponsor, for itself and on behalf of the Trust, Sponsor Indemnified Party, and the Authorized Participant agree promptly to notify, to the extent practicable and legally permissible, each other of the commencement of any Proceeding against it or any AP Indemnified Party or Sponsor Indemnified Party, as the case may be, relating to this Agreement and, in the case of the Sponsor, against any of the Sponsor’s officers or directors, in connection with the issuance and sale of the Shares or in connection with the Registration Statement.
Section 9.    Limitation of Liability.
(a)    Limitation of Liability. Other than in connection with a material misstatement or omission of a material fact in the Registration Statement, in the absence of gross negligence, bad faith or willful misconduct, neither the Sponsor, whether acting on its own behalf or on behalf of the Trust, nor the Authorized Participant shall be liable to each other or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to any of them by each other or any other person or out of any interruption or delay in the electronic means of communications used by them.  In the absence of gross negligence, bad faith or willful misconduct, the Transfer Agent shall not be liable to the Sponsor, whether acting on its own behalf or on behalf of the Trust, or to the Authorized Participant or to any other person, including any party claiming by, through or on behalf of the Authorized Participant, for any losses, liabilities, damages, costs or expenses arising out of any mistake or error in data or other information provided to it by the Sponsor, the Authorized Participant or any other person or out of any interruption or delay in the electronic means of communications used by it. Subject to the foregoing, any references to the Transfer Agent or the

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Trust’s custodian herein shall not be deemed to imply, nor have such parties agreed, to undertake any obligations under this Agreement nor made any representations or warranties under this Agreement and none of such parties shall be required to advance, expend or risk its own funds or otherwise incur, become exposed to or be responsible for any loss, liability, damages, costs or expenses hereunder or in connection herewith regardless of form of action or legal theory including, without limitation, any type of special, indirect or consequential loss or damage of any kind whatsoever. Notwithstanding the foregoing, the Transfer Agent shall not be liable for any error of judgment made in good faith unless it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. In no event shall the Sponsor, Transfer Agent or Authorized Participant be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation. In no event shall the Transfer Agent be liable for losses incurred by the Authorized Participant as a result of unauthorized use of any PIN. In no event shall the Sponsor, Transfer Agent or Authorized Participant be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Sponsor nor the Transfer Agent shall be liable to the Authorized Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Sponsor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Sponsor or the Transfer Agent.
(b)    Trust Liability. It is expressly acknowledged and agreed that (i) the obligations of the Trust hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of the Trust or the Sponsor, personally, and (ii) the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust shall be enforceable against the assets of the Trust only, and not against the assets of any other trust sponsored by the Sponsor, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to any other trust shall be enforceable against the assets of the Trust. This Agreement has been duly authorized, executed and delivered by the Trust and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.
(c)    Tax Liability. The Authorized Participant shall be responsible for the payment of any transfer tax, sales or use tax, stamp tax, recording tax, value added tax and any other similar tax or government charge applicable to the creation or redemption of any Basket made pursuant to this Agreement, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant. To the extent the Sponsor or the Trust is required by law to pay any such tax or charge, the Authorized Participant agrees to promptly indemnify such party for any such payment, together with any applicable penalties, additions to tax or interest thereon.
Section 10.    Acknowledgment. The Authorized Participant acknowledges receipt of (i) a copy of the Trust Agreement and (ii) the current Registration Statement.
Section 11.    Effectiveness and Termination. Upon the execution of this Agreement by the parties hereto, this Agreement shall become effective in this form as of the date first set

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forth above, and may be terminated at any time by any party upon thirty (30) days prior written notice to the other parties unless earlier terminated: (i) in accordance with Section 2(a) hereof; (ii) upon notice to the Authorized Participant or the Sponsor in the event of a breach by the Authorized Participant or the Sponsor of this Agreement or the procedures described or incorporated herein; (iii) immediately in the circumstances described in Section 17(j) hereof; or (iv) at such time as the Trust is terminated pursuant to the Trust Agreement.
Section 12.    Marketing Materials; Representations Regarding Shares; Identification in Registration Statement.
(a)    The Authorized Participant represents, warrants and covenants that (i) without the written consent of the Sponsor, the Authorized Participant shall not make, or permit any of its representatives to make, any representations concerning the Shares or any AP Indemnified Party other than representations contained (A) in the then-current Registration Statement, (B) in printed information approved by the Sponsor as information supplemental to such Registration Statement’ (C) the applicable prospectus or (D) in any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor (each of (B) and (C) referred to herein as “Marketing Materials”), or (D) other information and materials filed by the Trust with the SEC or made available on any website controlled Sponsor or the Trust, and (ii) the Authorized Participant shall not furnish or cause to be furnished to any person or display or publish any information or material relating to the Shares, any AP Indemnified Person or the Trust that are not consistent with the Trust’s then current Registration Statement. The foregoing shall not apply to (i) written materials of any kind which relate to asset allocation or strategic or economic matters that generally mention the Trust without recommending or describing the Trust; (ii) materials prepared and used for the Authorized Participant’s internal use only; (iii) brokerage communications prepared by the Authorized Participant in the normal course of its business; and (iv) research reports as described in Section 12(b) of this Agreement ((i) through (iv) of this Section 12(a) are hereinafter referred to as “Excluded Materials”). Copies of the then current Registration Statement and any such printed supplemental information or amendments thereto will be supplied by the Sponsor to the Authorized Participant in reasonable quantities upon request.
(b)    Notwithstanding the foregoing, the Authorized Participant may, without the written approval of the Sponsor, prepare and circulate in the regular course of its business, Excluded Material, research reports, institutional communications (as such term in defined in FINRA Rule 2210 or any successor rule), correspondence (as such term is defined in FINRA Rule 2210 or any successor rule) marketing material, sales literature that includes information, opinions or recommendations relating to the Shares other similar materials that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such research reports, marketing material or sales literature comply with all applicable laws, rules and regulations; and (ii) for internal use by the Authorized Participant. The Authorized Participant shall file all such Excluded Materials, research reports, marketing material and sales literature related to the Shares with FINRA to the extent required by the FINRA Conduct Rules.

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(c)    The Authorized Participant hereby agrees that for the term of this Agreement the Sponsor may deliver the then-current Registration Statement, and any supplements or amendments thereto or recirculation thereof, to the Authorized Participant in Portable Document Format (“PDF”) via electronic mail to [●], in printable form, in lieu of delivering the Registration Statement in paper form. The Authorized Participant acknowledges that it has the capability to access, view, save and print material provided to it in PDF and that it will incur no appreciable extra costs by receiving the Registration Statement in PDF instead of in paper form.
(d)    The Sponsor, on its own behalf and on behalf of the Trust, agrees, for as long as this Agreement is effective, not to identify or name the Authorized Participant in any Marketing Materials for the Trust without the prior written consent of the Authorized Participant, which consent shall not be unreasonably be withheld, conditioned or delayed. The Authorized Participant hereby consents to be named as an authorized participant of the Trust in the Registration Statement. If the Authorized Participant agrees to be identified in any of such documents, upon the termination of this Agreement, (i) the Sponsor shall remove such identification from the Registration Statement in the amendment of either the Registration Statement or a supplement to the Registration Statement, as applicable, next occurring after the date of the termination of this Agreement and (ii) the Sponsor shall promptly update the Trust’s website to remove any identification of the Authorized Participant as an authorized participant of the Trust. Notwithstanding the foregoing the Sponsor may, without the prior written consent of the Authorized Participant, disclose whether the Authorized Participant acts as an authorized participant for the Trust in the Registration Statement and as otherwise necessary to comply with applicable laws, regulatory requests and rules of securities exchanges.
(e)    Except as required by court order or requested by any regulatory or self-regulatory authority of competent jurisdiction, the Sponsor agrees that it will not, without prior written consent of the Authorized Participant, use in advertising or publicity the name of the Authorized Participant or any affiliate of the Authorized Participant, any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Authorized Participant or any of its affiliates or represent, directly or indirectly, that any product or any service provided or distributed by the Trust or the Sponsor has been approved or endorsed by the Authorized Participant or any of its affiliates or that the Authorized Participant acts as underwriter, distributor or selling group member with respect to the Shares. This provision shall survive termination or expiration of this Agreement.
Section 13.    Certain Representations, Warranties and Covenants of the Sponsor. The Sponsor, on its own behalf and as sponsor of the Trust, covenants and agrees:
(a)    that (i) it has taken all actions necessary to execute this Agreement; (ii) the person(s) executing this Agreement on its behalf has been duly authorized to do so; (iii) the Registration Statement conforms in all material respects to the requirements of the 1933 Act and the rules and regulations of the SEC thereunder and do not and will not, as of the applicable

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effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iv) the sale and distribution of the Shares as contemplated herein will not conflict with or result in a breach or violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or the Sponsor, and (v) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency is required for the issuance of the Shares, except registration of the Shares under the 1933 Act, which has occurred and is in effect for the Shares; (vi) the Registration Statement has been declared effective by the SEC under the 1933 Act, and the SEC has not issued any stop order or other order or notice preventing or suspending the use of the Registration Statement or the prospectus, and no proceedings for such purpose have been instituted, are pending or, to the best of its knowledge, are being contemplated or threatened by the SEC; (vii) the Shares, when issued and delivered against payment of consideration, as provided in this Agreement, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (viii) prior to the launch of the Trust, the Trust’s Shares have been approved for listing on the Cboe BZX Exchange, Inc.; and (ix) all Marketing Materials prepared by the Trust, the Sponsor or any of their agents on their behalf, or to be prepared by any of them in the future and provided to the Authorized Participant in connection with the offer and sale of Shares, comply with applicable law, including without limitation, as applicable, the provisions of the 1933 Act, FINRA’s marketing rules, and the rules and regulations of the SEC.
(b)    to notify the Authorized Participant promptly of the happening of any event during the term of this Agreement which could require the making of any change in the Registration Statement so that the Registration Statement would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, will promptly coordinate with the Trust to amend such Registration Statement so that it is complete and accurate in all material respects and complies with applicable law and furnish, at the expense of the Trust, as applicable, to the Authorized Participant promptly such amendments or supplements to such Registration Statement as may be necessary to reflect any such change.
Section 14.    Third Party Beneficiaries. Each AP Indemnified Party or Sponsor Indemnified Party, as applicable, to the extent it is not a party to this Agreement, is a third-party beneficiary of this Agreement (each, a “Third Party Beneficiary”) and may proceed directly against the Authorized Participant or Sponsor, as applicable (including by bringing proceedings against the Authorized Participant or Sponsor, as applicable, in its own name) to enforce any obligation of the Authorized Participant or Sponsor under this Agreement which directly or indirectly benefits such Third Party Beneficiary.

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Section 15.    Force Majeure. No party to this Agreement shall incur any liability for any delay in performance, or for the non-performance, of any of its obligations under this Agreement by reason of any cause beyond its reasonable control. This includes, but is not limited to, any Act of God or war or terrorism, any breakdown, disruption, outage, malfunction or failure of transmission in connection with or other unavailability of any Internet, data center, power, wire, communication or computer (software or hardware) facilities, services, networks, equipment or programs beyond its reasonable control, any transport, port, or airport disruption, industrial action, acts and regulations and rules of any governmental or supra-national bodies or authorities or regulatory or self-regulatory organization or failure of any such body, authority or organization for any reason to perform its obligations (each, a “Force Majeure Event”).
Section 16.    Ambiguous Instructions. If a Creation/Redemption Order Form otherwise in good form contains order terms that differ from the information provided in the telephone call at the time of issuance of the applicable order number, the Transfer Agent will attempt to contact one of the Authorized Persons of the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order, then the Order shall be accepted and processed. If an Authorized Person contradicts the Order terms, the Order shall be deemed invalid, and a corrected Order must be received by the Transfer Agent not later than the earlier of: (i) within 15 minutes of such contact with the Authorized Person; or (ii) 45 minutes after the Order Cut-Off Time. The Transfer Agent will attempt to promptly contact an Authorized Person regarding any inconsistency with the terms of the telephone information. In the event that an Order contains terms that are illegible, the Order shall be deemed invalid and the Transfer Agent will use reasonable efforts to contact one of the Authorized Persons of the Authorized Participant to request retransmission of the Order. A corrected Order must be received by the Transfer Agent not later than the earlier of (i) within 15 minutes of such contact with the Authorized Person or (ii) 45 minutes after the Order Cut-Off Time, as the case may be.
Section 17.    Miscellaneous.
(a)    Amendment and Modification. This Agreement and the exhibits hereto (the “Exhibits”) may be amended, modified or supplemented by the Trust and the Sponsor, without consent of any Beneficial Owner or the Authorized Participant from time to time by the following procedure. After the proposed amendment, modification or supplement has been agreed to by the Sponsor, the Sponsor shall mail a copy of the proposed amendment, modification or supplement to the Authorized Participant. Within ten (10) business days after its deemed receipt, the amendment, modification or supplement will become part of this Agreement or the Exhibits, as the case may be, in accordance with its terms.
(b)    Waiver of Compliance. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but any such written waiver, or the failure to insist upon strict compliance with any obligation, covenant,

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agreement or condition herein, shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
(c)    Notices. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery, by postage prepaid registered or certified United States first class mail, return receipt requested, by nationally recognized overnight courier (delivery confirmation received) or by telex, electronic mail, telegram or telephonic facsimile or similar means of same day delivery (transmission confirmation received), with a confirming copy by regular mail, postage prepaid. Unless otherwise notified in writing, all notices to the Trust shall be given or sent to the Sponsor and, if applicable, the Transfer Agent. All notices shall be directed to the address or telephone or facsimile numbers or electronic mail addresses indicated below the signature line of the parties on the signature page hereof.
(d)    Successors and Assigns. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.
(e)    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party without the prior written consent of the other parties, except that any entity into which a party hereto may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion, or consolidation to which such party hereunder shall be a party, or any entity succeeding to all or substantially all of the business of the party, shall be the successor of the party under this Agreement and except that the Sponsor may delegate its obligations hereunder by notice to the Authorized Participant, provided however that the Sponsor shall remain liable for any such delegated obligations hereunder as if performed by Sponsor itself. The party resulting from any such merger, conversion, consolidation or succession shall notify the other parties hereto of the change. Any purported assignment in violation of the provisions hereof shall be null and void. Notwithstanding the foregoing, this Agreement shall be automatically assigned to any successor trustee or Sponsor at such time such successor qualifies as a successor trustee or Sponsor under the terms of the Trust Agreement.
(f)    Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies. Each party hereto irrevocably consents to the jurisdiction of the courts of New York State or the Southern District of New York of U.S. federal courts, in either case, located in the borough of Manhattan in New York City in connection with any action, suit or other proceeding arising out of or relating to this

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Agreement or any action taken or omitted hereunder, and waives any claim of forum non conveniens and any objections as to laying of venue. Each party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at such party’s address for purposes of notices hereunder.
(g)    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party.
(h)    Interpretation. The section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.
(i)    Entire Agreement. This Agreement and the Trust Agreement, along with any other agreement or instrument delivered pursuant to this Agreement and the Trust Agreement, supersede all prior agreements and understandings between the parties with respect to the subject matter hereof, provided, however, that the Authorized Participant shall not be deemed by this provision to be a party to the Trust Agreement.
(j)    Severance. If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein, provided, however, that if a party to this Agreement determines in its reasonable judgment that the provision of this Agreement that was held invalid, illegal or unenforceable does affect the validity, legality or enforceability of one or more other provisions of this Agreement, and that this Agreement should not be continued without the provision that was held invalid, illegal or unenforceable, then the party shall notify the other party to this Agreement of such determination, whereupon this Agreement shall immediately terminate.
(k)    No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

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(l)    Survival. Section 8 (Indemnification), Section 9(a) (Limitation of Liability), Section 14 (Third Party Beneficiaries), Section 17(f) (Governing Law; Consent to Jurisdiction), and this Section 17(l) shall survive the termination of this Agreement.
(m)    Other Usages. The following usages shall apply in interpreting this Agreement: (i) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of such agency, authority or instrumentality; and (ii) “including” means “including, but not limited to.”
[Signature Page Follows]

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IN WITNESS WHEREOF, the Authorized Participant and the Sponsor, on behalf of itself and the Trust, have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.

VanEck Solana ETF

By: VanEck Digital Assets, LLC

By:
Name:
Title:

[AUTHORIZED PARTICIPANT]

By:
Name:
Title:
ACCEPTED BY:
State Street Bank and Trust Company, as Transfer Agent

By:
Name:
Title:

Information Classification: Limited Access

EXHIBIT A
AUTHORIZED PERSONS
The following individuals are Authorized Persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by the Participant Agreement or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Participant Agreement by and among [insert parties].
The Authorized Persons named herein shall be in addition to any current Authorized Persons.

_________________________________,	__________________________________
Participant Name	NSCC #

NAME(1)	TITLE(1)	SIGNATURE(1)	TELEPHONE NUMBER(1)	E-MAIL ADDRESS(1)	User Location (Country)	PERMISSION (2)*

*Permissions:
RO- Read-Only (Allows users to see account information and run reports, but not place trades)
ET – Execute Trades (Allows user to place trades directly on to Fund Connect)
____________________
(1)    Required information.
(2)    Required information to use the Web Order Site.

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Signed on behalf of the Authorized Participant:

By:

Name:

Title:

Date:

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EXHIBIT B
CREATION / REDEMPTION ORDER FORM
(for use only in connection with non-Fund Connect orders)
VanEck Solana ETF
CONTACT INFORMATION FOR ORDER EXECUTION:
Telephone Order Number: [           ] Fax Number: [              ]
Business Numbers, After the EXCHANGE CLOSING [          ] or [        ]
STATE STREET BANK AND TRUST COMPANY, TRANSFER AGENT
ALL ITEMS IN PART I MUST BE COMPLETED BY THE AUTHORIZED PARTICIPANT. THE SPONSOR, THE TRANSFER AGENT, AND/OR THE TRUST, IN THEIR DISCRETION, MAY REJECT ANY ORDER NOT SUBMITTED IN COMPLETE FORM OR CONTAINING AMBIGUOUS INSTRUCTIONS. DEFINED TERMS SET FORTH BELOW SHALL HAVE THE MEANING AS SET FORTH IN THE PARTICIPANT AGREEMENT.
I.    TO BE COMPLETED BY AUTHORIZED PARTICIPANT
Date:_______________  Time: ___________________    Authorized Person:________________
Firm Name:_____________________________    NSCC/DTC Participant Number:_____________________
Telephone Number:_______________  Fax Number:________________

Type of Order (Check one):	CREATION	REDEMPTION
Indicate Fund for transaction:

VanEck Solana ETF

Standard Order (In-Cash)

In-Kind
The Authorized Participant represents and warrants that it will not redeem a Basket unless it, or the party for which it is acting, as the case may be, first owns outright or has a reasonable basis to believe that it can acquire the requisite number of Shares to be redeemed as a Basket, or has full legal authority and legal and beneficial right to tender for redemption the Baskets to be redeemed and to receive the entire proceeds of the redemption.
THIS TRANSACTION SHALL BE EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE TRUST’S CURRENT REGISTRATION STATEMENT, THE ETF ORDER PROCEDURES AND THE PARTICIPANT AGREEMENT.
Number of Baskets (CU) Being Transacted:    Number:_____________    Number Written Out:___________
(One Basket = 25,000 Shares)
ORDER NUMBER:____________________    _____________________________
(To be entered by Authorized Participant after issuance    Authorized Person’s Signature
by telephone representative)

II. TO BE COMPLETED BY TRANSFER AGENT
This certifies that the above order has been:

Accepted	Declined -Reason: ___________________________________________

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_____________________    ______________    ___________________________________
Date    Time    Authorized Signature

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EXHIBIT C
This document (the “Procedures”) supplements the Registration Statement with respect to the procedures to be used by (i) the Transfer Agent and Sponsor in processing orders for the purchase of Baskets of the Trust (“Creation Orders”) and (ii) the Transfer Agent in processing orders redeeming Baskets of the Trust (“Redemption Orders,” and together with Creation Orders, “Orders”). Each Order will specify the number of Baskets being purchased or redeemed.
The Authorized Participant is required to have signed this Agreement, of which these Procedures form a part. Capitalized terms used but not defined in these Procedures have the meaning given to them in this Agreement. Upon acceptance by the Trust of the Participant Agreement, the Transfer Agent or Sponsor, as the case may be, will assign a personal identification number (“PIN”) to each Authorized Person authorized to act for the Authorized Participant. This will allow the Authorized Participant through its Authorized Person(s) to place an Order with respect to Baskets.
“Basket Cash Component” shall be calculated in the following manner. First, for a Business Day on which any Order is placed (“Trade Date”), the Administrator determines the Creation Basket Deposit (as defined in the Trust Agreement). The Administrator starts determining the number of SOL held by the Trust as of the opening of business on Trade Date, and subtracts the amount of SOL constituting estimated accrued but unpaid fees and expenses of the Trust as of the opening of business on Trade Date. Second, this figure, in SOL, is divided by the quotient of the number of Trust Shares outstanding at the opening of business on Trade Date divided by 25,000. This produces the Creation Basket Deposit, which is the number of SOL attributable to each Basket as of the opening of business on Trade Date. Third, the resulting SOL amount is then valued, in cash, at the MarketVectorTM Solana Benchmark Rate (the “Index”) calculated on Trade Date, or in accordance with the other valuation policies described in the Registration Statement if the Index is not available or in the Sponsor’s discretion. The resulting cash amount is the Basket Cash Component, which is calculated on the evening of Trade Date.
“Business Day” means any day the Exchange is open for business and the Trust accepts Purchase Orders and Redemption Orders for Creation Baskets.
“Cash Amount” shall mean an amount of cash sufficient to pay any applicable transaction fee (including the Transaction Fee), redemption fee and any additional fixed and/or variable charges, costs, taxes, or expenses, applicable to Creation Orders or Redemption Orders effected fully in cash, as described herein and/or in the Registration Statement.
TO PLACE AN ORDER FOR PURCHASE OR REDEMPTION OF BASKETS
1.    Orders by Telephone.
a.     Order Number. Call to Receive an Order Number. An Authorized Person for the Authorized Participant will call the telephone representative at the number listed on the Trust’s order form (“Order Form”) not later than the cut-off time for placing Orders with the Trust, which shall be 3:59:59 p.m. Eastern Standard Time on Trade Date or as otherwise communicated by the

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Sponsor (the “Order Cut-Off Time”) to receive an Order Number. Non-standard Orders generally must be arranged with the Trust in advance of Order placement. The Order Form (as may be revised from time to time) is incorporated into and made a part of this Agreement.
Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN) and the terms of the Order, the telephone representative will issue a unique Order Number. All Orders with respect to the purchase or redemption of Baskets are required to be in writing and accompanied by the designated Order Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Order Cut-Off Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE ORDER CUT-OFF TIME WILL NOT BE ACCEPTED.
NOTE THAT THE TELEPHONE CALL IN WHICH THE ORDER NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF WRITTEN INSTRUCTIONS VIA THE ORDER FORM CONTAINING THE DESIGNATED ORDER NUMBER, AUTHORIZED INDIVIDUALS’ SIGNATURES AND TRANSMITTED BY FACSIMILE.
b.     Place the Order. An Order Number is only valid for a limited time. The Order Form for purchase or redemption of Baskets must be sent by facsimile to the telephone representative within 20 minutes of the issuance of the Order Number. In the event that the Order Form is not received within such time period, the telephone representative will attempt to contact the Authorized Participant to request immediate transmission of the Order. Unless the Order Form is received by the telephone representative upon the earlier of (i) within 15 minutes of contact with the Authorized Participant or (ii) 45 minutes after the Order Cut-Off Time, the Order will be deemed invalid.
c.     Await Receipt of Confirmation.
(i)    Clearing Process. The Sponsor (in the case of purchases) or the Transfer Agent (in the case of redemptions) shall issue a confirmation of Order acceptance within approximately 15 minutes of its receipt of an Order Form received in good form. In the event the Authorized Participant does not receive a timely confirmation from the Sponsor or the Transfer Agent, it should contact the telephone representative at the business number indicated.
(ii)    Outside the Clearing Process. In lieu of receiving a confirmation of Order acceptance, the DTC Participant will receive an acknowledgment of Order acceptance. The DTC Participant shall deliver on settlement date the required quantity of SOL and/or cash (in the case of purchases) or the Basket size aggregation of Shares on trade date plus one (in the case of redemptions) to the

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Trust through DTC. The Trust shall settle the transaction on the prescribed settlement date.
d.     Ambiguous Instructions. In the event that an Order Form contains terms that differ from the information provided in the telephone call at the time of issuance of the Order Number, the telephone representative will attempt to contact the Authorized Participant to request confirmation of the terms of the Order. If an Authorized Person confirms the terms as they appear in the Order Form then the Order will be accepted and processed. If an Authorized Person contradicts its terms, the Order will be deemed invalid and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Authorized Participant or (ii) 45 minutes after the Order Cut-Off Time. If the telephone representative is not able to contact an Authorized Person, then the Order shall be accepted and processed in accordance with the terms of the Order Form notwithstanding any inconsistency from the terms of the telephone information. In the event that an Order Form contains terms that are illegible, as determined in the sole discretion of the Transfer Agent or Sponsor (in the case of a Creation Order) or the Transfer Agent (in the case of a Redemption Order), the Order will be deemed invalid and will not be processed. A telephone representative will attempt to contact the Authorized Participant to request retransmission of the Order Form, and a corrected Order Form must be received by the telephone representative not later than the earlier of (i) within 15 minutes of such contact with the Authorized Participant or (ii) 45 minutes after the Order Cut-Off Time.
2.    Election to Place Orders by Internet.
a. General. Notwithstanding the foregoing provisions, Orders may be submitted through the Internet (“Web Order Site” or “Fund Connect”), but must be done so in accordance with the terms of this Agreement, the Registration Statement, the Web Order Site, the State Street Fund Connect Buy-Side User Agreement (which must be separately entered into by the Authorized Participant) (the “Fund Connect Agreement”) and the applicable Fund Connect User Guide (or any successor documents). To the extent that any provision of this Agreement is inconsistent with any provision of any Fund Connect Agreement, the Fund Connect Agreement shall control with respect to State Street’s provision of the Web Order Site; provided, however, it is not the intention of the parties to otherwise modify the rights, duties and obligations of the parties under the Agreement, which shall remain in full force and effect until otherwise expressly modified or terminated in accordance with its terms. Notwithstanding the forgoing, the Authorized Participant acknowledges that references to the applicable Fund Connect User Guide (or any successor documents) contained herein are for instructional purposes only, and such Fund Connect User Guide (or any successor documents) does not contain any additional representations, warranties or obligations by the Trust, the Transfer Agent, the Sponsor or their respective agents.
b. Certain Acknowledgements. The Authorized Participant acknowledges and agrees (i) that the Trust, the Transfer Agent, the Sponsor and their respective agents may elect to review any Order

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placed through the Web Order Site manually before it is executed and that such manual review may result in a delay in execution of such Order; (ii) that during periods of heavy market activity or other times, it may be difficult to place Orders via the Web Order Site and the Authorized Participant may place Orders as otherwise set forth in Exhibit C; and (iii) that any transaction information, content, or data downloaded or otherwise obtained through the use of the Web Order Site are done at the Authorized Participant’s own discretion and risk.
EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THE FUND CONNECT AGREEMENT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AUTHORIZED PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE WEB ORDER SITE IS PROVIDED “AS IS,” “AS AVAILABLE” WITH ALL FAULTS AND WITHOUT ANY WARRANTY OF ANY KIND. SPECIFICALLY, WITHOUT LIMITING THE FOREGOING, ALL WARRANTIES, CONDITIONS, OTHER CONTRACTUAL TERMS, REPRESENTATIONS, INDEMNITIES AND GUARANTEES WITH RESPECT TO THE WEB ORDER SITE, WHETHER EXPRESS, IMPLIED OR STATUTORY, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BY THE TRUST, THE TRANSFER AGENT, THE SPONSOR OR THEIR RESPECTIVE AGENTS, AFFILIATES, LICENSORS OR OTHERWISE (INCLUDING, BUT NOT LIMITED TO AS TO TITLE, SATISFACTORY QUALITY, ACCURACY, COMPLETENESS, UNINTERRUPTED USE, NON-INFRINGEMENT, TIMELINESS, TRUTHFULNESS, SEQUENCE, COMPLETENESS, MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE AND ANY IMPLIED WARRANTIES, CONDITIONS AND OTHER CONTRACTUAL TERMS ARISING FROM TRADE USAGE, COURSE OF DEALING OR COURSE OF PERFORMANCE) ARE HEREBY OVERRIDDEN, EXCLUDED AND DISCLAIMED.
c. Election to Terminate Placing Orders by Internet. The Authorized Participant may elect at any time to discontinue placing Orders through the Web Order Site without providing notice under the Agreement.
3.    Acknowledgment Regarding Telephone and Internet Transactions. During periods of heavy market activity or other times, the Authorized Participant acknowledges it may be difficult to reach the Trust by telephone or to transact business over the Internet via the Web Order Site. Technological irregularities may also make the use of the Internet and Web Order Site slow or unavailable at times. The Trust may terminate the receipt of Creation Orders or Redemption Orders by telephone or the Internet at any time, in which case you may redeem or exchange Shares by other means.
4.    Purchase of Creation Baskets for Cash Creations. If the Order is placed by the Authorized Participant in proper form prior to the Order Cut-Off Time for a Creation Order on a Business Day (the “Creation Order Cut-Off Time”), that Business Day shall be the Trade Date for the Creation Order (“Creation Trade Date”); if the Order is not placed in proper form prior to the Creation Order Cut-Off Time on such date, it shall be deemed to be received on the immediately following Business Day. On the Creation Trade Date, following receipt of the Creation Order

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from the Authorized Participant, the Trust shall, in its sole discretion, select a Liquidity Provider and execute a trade to purchase SOL from that Liquidity Provider in the amount of the Creation Basket Deposit, with the purchased SOL to be delivered by the Liquidity Provider on the settlement date (“Creation Settlement Date”) in exchange for a cash price to be delivered by the Trust on the Creation Settlement Date. The Creation Settlement Date shall be the immediately following Business Day after the Creation Trade Date, unless the parties otherwise agree. The Liquidity Provider, not the Authorized Participant, shall be responsible for delivering SOL to the Trust, and the Authorized Participant hereby acknowledges that the Liquidity Provider is not acting as an agent of the Authorized Participant in delivering SOL to the Trust. By end of the calendar day Eastern Standard Time (or such other time as the parties may agree) on the Creation Trade Date, the Administrator will calculate and transmit the (1) Basket Cash Component, (2) Cash Amount, and (3) any amount by which the actual cash purchase price of the SOL from the Liquidity Provider exceeds the Basket Cash Component (“Purchase Slippage”), to the Authorized Participant (collectively, the Adjusted Basket Cash Component, the Cash Amount, and the Purchase Slippage, the “Required Cash Creation Total”), which the Authorized Participant shall be responsible for delivering in cash on the Creation Settlement Date to the Trust’s account at the Cash Custodian. The Trust acknowledges that, if the actual cash purchase price of SOL from the Liquidity Provider is below the Adjusted Basket Cash Component, the Authorized Participant shall be entitled to retain the difference and the Required Cash Creation Total shall be reduced accordingly.
On the Creation Settlement Date, the Authorized Participant shall wire the Required Cash Creation Total to the Trust’s account at the Cash Custodian in cleared, immediately available funds by 1:00 p.m. Eastern Standard Time. The Trust shall instruct the Cash Custodian to transfer the cash proceeds to the Trust’s Fiat Account in connection with the Clearing Services (as defined in the Registration Statement) at the SOL Custodian, who provides the Trust with Clearing Services (as defined in the Registration Statement). The Liquidity Provider delivers SOL to the Trust’s Clearing Account in exchange for the cash purchase price, a delivery facilitated by the SOL Custodian under the Clearing Agreement (as defined in the Registration Statement). Upon settlement of the SOL purchase from the Liquidity Provider and the deposit of SOL in the Trust’s Clearing Account, the Trust instructs the Transfer Agent to release the Shares to the Authorized Participant by close of business on the Creation Settlement Date and the Creation Order is settled. If the SOL purchase transaction between the Trust and the Liquidity Provider fails to settle, the Authorized Participant shall have the option to cancel the Creation Order, in which case the Trust will return the Required Cash Creation Total less the Cash Amount to the Authorized Participant and the Shares will not be issued, or the Sponsor may use an alternative execution method for the Trust to purchase SOL, in which case the Authorized Participant agrees and acknowledges it is responsible for any Purchase Slippage and Cash Amount relating to such alternative execution method.
5.    Purchase of Creation Baskets for In-Kind Creations. If the Order is placed by the Authorized Participant in proper form prior to the Creation Order Cut-Off Time, that Business Day shall be the Creation Trade Date; if the Order is not placed in proper form prior to the Creation Order Cut-

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Off Time on such date, it shall be deemed to be received on the immediately following Business Day.       On the Creation Settlement Date, the Authorized Participant or its Designee shall deliver (i) the Creation Basket Deposit, which is the number of SOL attributable to each Basket, to the Trust’s designated wallet at the SOL Custodian by 1:00 p.m. Eastern Standard Time and (ii) any Cash Amount to the Trust’s account at the Cash Custodian in cleared, immediately available funds by 1:00 p.m. Eastern Standard Time. Upon settlement of the SOL delivered as the Creation Basket Deposit in the Trust’s Custody Account, the Trust instructs the Transfer Agent to release the Shares to the Authorized Participant by close of business on the Creation Settlement Date and the Creation Order is settled.
6.         Redemption of Creation Baskets for Cash Redemptions. If the Order is placed by the Authorized Participant in proper form prior to the Order Cut-Off Time for a Redemption Order on a Business Day (the “Redemption Order Cut-Off Time”), that Business Day shall be the Trade Date for the Redemption Order (“Redemption Trade Date”); if the Order is not placed in proper form prior to the Redemption Order Cut-Off Time on such date, it shall be deemed to be received on the immediately following Business Day. On the Redemption Trade Date, following receipt of the Redemption Order from the Authorized Participant, the Trust shall instruct the SOL Custodian to move the SOL in the amount of the Creation Basket Deposit out of the Trust’s Custody Account (as defined in the Registration Statement) into the Trust’s Clearing Account. On the Redemption Trade Date, the Trust in its sole discretion, shall select a Liquidity Provider and execute a trade to sell the SOL in exchange for cash on the settlement date (the “Redemption Settlement Date”). The Redemption Settlement Date shall be the immediately following Business Day after the Redemption Trade Date, unless the parties otherwise agree in writing. The Liquidity Provider, not the Authorized Participant, shall be responsible for purchasing SOL from the Trust, and the Authorized Participant hereby acknowledges that the Liquidity Provider is not acting as an agent of the Authorized Participant in purchasing SOL from the Trust. By 8:00 p.m. Eastern Standard Time (or such other time as the parties may agree) on the Redemption Trade Date, the Administrator will calculate the (1) Basket Cash Component, minus (2) the Cash Amount, and minus (3) any amount by which the actual cash sale price of the SOL to the Liquidity Provider is less than the adjusted Basket Cash Component (“Redemption Slippage”), to the Authorized Participant (collectively, the Basket Cash Component, minus the Cash Amount, minus the Redemption Slippage, the “Required Cash Redemption Total”), which the Trust shall be responsible for instructing the Cash Custodian to deliver in cash on the Redemption Settlement Date to the Authorized Participant’s designated bank account. The Trust acknowledges that, if the actual cash sale price realized from selling SOL to the Liquidity Provider is above the Basket Cash Component, the Authorized Participant shall be entitled to retain the difference and the Required Cash Redemption Total shall be increased accordingly.
On the Redemption Settlement Date, the Liquidity Provider delivers cash to the Trust’s Fiat Account for the cash purchase price of the Trust’s SOL, as facilitated by the SOL Custodian under the Clearing Agreement. Upon settlement of the SOL sale to the Liquidity Provider and the deposit of cash in the Trust’s Fiat Account used in connection with the Clearing Services, the Trust instructs the SOL Custodian to transfer the cash to the Trust’s Cash Custodian account. The

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Trust then instructs the Transfer Agent to deliver the Authorized Participant’s Shares in the Creation Basket Deposit back to the Trust, in exchange for which the Trust instructs the Cash Custodian to transfer the Required Cash Redemption Total to the Authorized Participant’s designated bank account and the Redemption Order is settled. If the SOL sale transaction between the Trust and the Liquidity Provider fails to settle, the Authorized Participant shall have the option to cancel the Redemption Order, in which case the Trust will retain its SOL and the Authorized Participant will retain the associated Shares and will not receive any cash, or the Sponsor may use an alternative execution method for the Trust to sell SOL, in which case the Authorized Participant agrees and acknowledges it is responsible for any Redemption Slippage and Cash Amount relating to such alternative execution method.
7.     Redemption of Creation Baskets for In-Kind Redemptions. If the Order is placed by the Authorized Participant in proper form prior to the Redemption Order Cut-Off Time, that Business Day shall be the Redemption Trade Date; if the Order is not placed in proper form prior to the Redemption Order Cut-Off Time on such date, it shall be deemed to be received on the immediately following Business Day. By 8:00 p.m. Eastern Standard Time (or such other time as the parties may agree) on the Redemption Trade Date, the Administrator will calculate and transmit the Creation Basket Deposit, minus any applicable Cash Amount, to the Authorized Participant on the Redemption Settlement Date. On the Redemption Settlement Date, the Trust instructs the Transfer Agent to deliver the Authorized Participant’s Shares in the Creation Basket Deposit back to the Trust, in exchange for which the Trust instructs the Solana Custodian to transfer the Creation Basket Deposit to the Authorized Participant’s or its Designee’s designed SOL wallet address and the Redemption Order is settled. If the SOL transfer between the Trust's Solana Custodian Account and the Authorized Participant's or its designee's Solana Custodian account fails to settle, (i) the Authorized Participant shall have the option to cancel the Redemption Order, in which case the Trust will retain its SOL and the Authorized Participant will retain the associated Shares and the Authorized Participant nor its Designee will not receive any SOL, (ii) the Sponsor and Authorized Participant may agree to extend the Redemption Settlement Date or (iii) the Authorized Participant may request the Trust to use an alternative execution method for the Trust to sell SOL, in which case the Authorized Participant will receive cash, and the Authorized Participant agrees and acknowledges it is responsible for any Redemption Slippage and Cash Amount relating to such alternative execution method.

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